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As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-123635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeuStar, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	7375 (Primary Standard Industrial Classification Code Number)	52-2141938 (I.R.S. Employer Identification Number)

46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Jeffrey E. Ganek
Chairman and Chief Executive Officer
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Stephen I. Glover, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., NW Washington, DC 20036 (202) 955-8500	W. Clayton Johnson, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 Explanatory Note

        The purpose of this Amendment No. 6 to Registration Statement on Form S-1 (the "Registration Statement") is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the offering (all of which will be borne by the registrant), are as follows:

Expenses	Amount
Securities and Exchange Commission registration fee	$81,213
Printing expenses	1,000,000
Accounting fees and expenses	1,000,000
Legal fees and expenses	1,400,000
NYSE listing fees	250,000
NASD filing fee	69,500
Transfer agent's fees and expenses	15,000
Blue sky fees	10,000
Miscellaneous	74,287

Total	$3,900,000

Item 14.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant's Restated Certificate of Incorporation provides that a director shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal, or obtaining an improper personal benefit. In addition, the registrant's Restated Certificate of Incorporation and bylaws contain provisions requiring indemnification of directors and executive officers of the registrant to the fullest extent authorized by the Delaware General Corporation Law, and permittiing the indemnification of its other employees and agents (and employees and agents of its subsidiaries and affiliates) to the fullest extent authorized under the Delaware General Corporation Law. We have entered into indemnification agreements with each of its directors and each of its officers at the senior vice president level and above. These agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

        Under the provisions of the registrant's Restated Certificate of Incorporation, expenses incurred by a director or executive officer in defending a civil or criminal suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The registrant's Restated Certificate of Incorporation currently authorizes, but does not require, advancement of expenses to employees and agents of the registrant on the same conditions that apply to directors and executive officers of the registrant. The rights to indemnification set forth in the registrant's Restated Certificate of Incorporation and bylaws are not exclusive of any provisions with respect thereto in other contracts or agreements between the registrant and any officer, director, employee or agent of the registrant, including the indemnification agreements described above.

        The registrant may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability that may be asserted against such person. All of the registrant's directors and officers will be covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 15.    Recent Sales of Unregistered Securities.

        Share numbers in the following discussion have been adjusted to give effect to the stock split effected as part of the recapitalization contemplated in connection with this offering.

        In September 2003, the registrant issued 881,435 shares of common stock in partial consideration for the acquisition of assets of NightFire Software, Inc., 26,366 of which shares were returned to the registrant in satisfaction of indemnification claims in accordance with the definitive acquisition agreement. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 506 promulgated thereunder. The registrant believes that exemptions other than the foregoing exemption may exist for this transaction.

        In February 2005, the registrant issued 35,745 shares of common stock in partial consideration for an acquisition. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 505 promulgated thereunder. The registrant believes that exemptions other than the foregoing exemption may exist for this transaction.

        In July 2004, the registrant issued phantom stock units covering 350,000 shares of common stock to an executive officer of the registrant. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 701 promulgated thereunder, as a transaction pursuant to the compensatory benefit plans and contracts relating to compensation. The registrant believes that exemptions other than the foregoing may exist for this transaction.

        Since March 1, 2002, the registrant has issued to directors, officers, employees and consultants options to purchase 10,470,381 shares of common stock with per share exercise prices ranging from $3.1795 to $10.8571, and issued 1,529,551 shares of common stock upon exercise of options during that time. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, including by Rule 701 promulgated thereunder, as a transaction pursuant to the compensatory benefit plans and contracts relating to compensation. From March 2002 through February 2005, however, the registrant did not supply the holders of options granted under its equity incentive plan with its financial statements or information about the risks associated with investment in its securities, as required to comply with Rule 701. As a result, shares issued upon exercise of these options were issued in violation of Section 5 of the Securities Act of 1933, and holders of such shares have the right to rescind their purchases, subject to applicable statutes of limitations.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement.*
3.1	Restated Certificate of Incorporation.*
3.2	Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock Certificate.*
4.2	Specimen Class B Common Stock Certificate.*
4.3	Form of Stockholders Agreement by and among NeuStar, Inc. and the stockholders named therein.@
4.4	Registration Rights Agreement, dated as of June 5, 2001, by and among NeuStar, Inc. and the stockholders named therein.#
4.5	Form of Warrants dated December 7, 1999.+
4.6	Joint Venture Formation Agreement dated April 27, 2001, by and between NeuStar, Inc. and Melbourne IT Limited.#
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
9.1	Amended and Restated Trust Agreement dated September 24, 2004, by and among NeuStar, Inc., the stockholders named therein and the trustees named therein.*
10.1	Contractor services agreement entered into the 7th day of November 1997 by and between NeuStar, Inc. and North American Portability Management, LLC.** *
10.2	Amended and restated contractor services agreement made and entered into as of June 1, 2003, by and between Canadian LNP Consortium Inc. and NeuStar, Inc.**$
10.3	National Thousands-Block Pooling Administration agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective June 14, 2001.$
10.4	North American Numbering Plan Administrator agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective July 9, 2003.*
10.5	.us Top-Level Domain Registry Management and Coordination agreement awarded to NeuStar, Inc. by the National Institute of Standards and Technology on behalf of the Department of Commerce on October 26, 2001.*
10.6	Registry Agreement by and between the Internet Corporation for Assigned Names and Numbers and NeuLevel, Inc., dated as of May 11, 2001.#
10.7	Common Short Code License Agreement made and entered into October 17, 2003, by and between the Cellular Telecommunications and Internet Association and NeuStar, Inc.** *
10.8	NeuStar, Inc. 1999 Equity Incentive Plan (the "1999 Plan").†‡
10.9	NeuStar, Inc. 2005 Stock Incentive Plan (the "2005 Plan").†‡
10.10	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.11	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Mark Foster.†#
10.12	Incentive Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.13	Nonqualified Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.14	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.15	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.16	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.17	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.18	Incentive Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#

10.19	Nonqualified Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#
10.20	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.21	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.22	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.23	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004 and May 20, 2005.†‡
10.24	Nonqualified Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.25	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.26	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.27	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004 and May 20, 2005.†‡
10.28	Incentive Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka, as amended as of May 20, 2005.†‡
10.29	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka, as amended as of May 20, 2005.†‡
10.30	Phantom Stock Unit Agreement under the 1999 Plan, made as of July 19, 2004, by and between NeuStar, Inc. and Michael R. Lach.†#
10.31	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Geller.†#
10.32	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Kressel.†#
10.33	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Joe Landy.†#
10.34	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Ken Pickar.†#
10.35	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Jim Cullen.†#
10.36	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Frank Schiff.†#
10.37	Loudoun Tech Center Office Lease by and between Merritt-LT1, LLC, Landlord, and NeuStar, Inc., Tenant.+
10.38	Credit Agreement, dated as of August 14, 2002, among NeuStar, Inc., Bank of America, N.A., and other lenders.+
10.39	Credit Agreement, dated as of October 1, 2003, between NeuStar Funding LLC and Bank of America, N.A.+
10.40	NeuStar, Inc. Annual Performance Incentive Plan.†‡
10.41	NeuStar, Inc. 2005 Key Employee Severance Pay Plan.†‡
10.42	Executive Relocation Policy.†‡
10.43	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Jeffrey Ganek.†‡
10.44	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Mark Foster.†‡
10.45	Form of Restricted Stock Agreement under the 2005 Plan.†‡
10.46	Form of Nonqualified Stock Option Agreement under the 2005 Plan.†‡

10.47	Form of Incentive Stock Option Agreement under the 2005 Plan.†‡
10.48	Summary of relocation arrangement with Jeffrey A. Babka.†‡
10.49	Form of Indemnification Agreement.¢
21.1	Subsidiaries of NeuStar, Inc.*
23.1	Consent of Ernst & Young LLP.$
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).*
24.1	Power of Attorney.^

†
Compensation arrangement.
*
To be filed by amendment.
**
Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.
^
Previously filed as an exhibit to this registration statement filed March 29, 2005.
#
Previously filed as an exhibit to this registration statement filed April 8, 2005.
+
Previously filed as an exhibit to this registration statement filed May 11, 2005.
‡
Previously filed as an exhibit to this registration statement filed May 27, 2005.
@
Previously filed as an exhibit to this registration statement filed June 9, 2005.
¢
Previously filed as an exhibit to this registration statement filed June 10, 2005.
$
Filed herewith.

(b)
Financial Statement Schedules.

        Schedule II—Valuation and Qualifying Accounts

        All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (d)   To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser;

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

        (f)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

        (g)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Commonwealth of Virginia, on June 28, 2005.

NEUSTAR, INC.
By:	/s/ JEFFREY E. GANEK Jeffrey E. Ganek Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities indicated on June 28, 2005.

Signature	Title

/s/ JEFFREY E. GANEK Jeffrey E. Ganek	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ JEFFREY A. BABKA Jeffrey A. Babka	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* James G. Cullen	Director
* Henry Geller	Director
* Dr. Henry Kressel	Director
* Joseph P. Landy	Director
* Dr. Kenneth A. Pickar	Director
* Frank L. Schiff	Director
*By:	/s/ MARTIN K. LOWEN Martin K. Lowen Attorney in Fact

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
NeuStar, Inc.

We have audited the consolidated financial statements of NeuStar, Inc. as of December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 24, 2005 (except for the last paragraph of Note 19, as to which the date is June 28, 2005) (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) in Amendment No. 6 of Form S-1 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
March 24, 2005, except for the last paragraph of Note 19, as to which the date is June 28, 2005

S-1

NEUSTAR, INC.
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	As of December 31,
	2002	2003	2004
	(in thousands)
Allowance for Doubtful Accounts
Beginning Balance	$—	$66	$84
Additions	753	184	960
Reductions(1)	(687)	(166)	(576)

Ending Balance	$66	$84	$468

Deferred Tax Asset Valuation Allowance
Beginning Balance	$18,209	$30,270	$20,209
Additions	12,061	—	—
Reductions	—	(10,061)	(20,209)

Ending Balance	$30,270	$20,209	$—

(1)
Includes accounts written off, net of collections.

S-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement.*
3.1	Restated Certificate of Incorporation.*
3.2	Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock Certificate.*
4.2	Specimen Class B Common Stock Certificate.*
4.3	Form of Stockholders Agreement by and among NeuStar, Inc. and the stockholders named therein.@
4.4	Registration Rights Agreement, dated as of June 5, 2001, by and among NeuStar, Inc. and the stockholders named therein.#
4.5	Form of Warrants dated December 7, 1999.+
4.6	Joint Venture Formation Agreement dated April 27, 2001, by and between NeuStar, Inc. and Melbourne IT Limited.#
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
9.1	Amended and Restated Trust Agreement dated September 24, 2004, by and among NeuStar, Inc., the stockholders named therein and the trustees named therein.*
10.1	Contractor services agreement entered into the 7th day of November 1997 by and between NeuStar, Inc. and North American Portability Management, LLC.** *
10.2	Amended and restated contractor services agreement made and entered into as of June 1, 2003, by and between Canadian LNP Consortium Inc. and NeuStar, Inc.**$
10.3	National Thousands-Block Pooling Administration agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective June 14, 2001.$
10.4	North American Numbering Plan Administrator agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective July 9, 2003.*
10.5	.us Top-Level Domain Registry Management and Coordination agreement awarded to NeuStar, Inc. by the National Institute of Standards and Technology on behalf of the Department of Commerce on October 26, 2001.*
10.6	Registry Agreement by and between the Internet Corporation for Assigned Names and Numbers and NeuLevel, Inc., dated as of May 11, 2001.#
10.7	Common Short Code License Agreement made and entered into October 17, 2003, by and between the Cellular Telecommunications and Internet Association and NeuStar, Inc.** *
10.8	NeuStar, Inc. 1999 Equity Incentive Plan (the "1999 Plan").†‡
10.9	NeuStar, Inc. 2005 Stock Incentive Plan (the "2005 Plan").†‡
10.10	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.11	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Mark Foster.†#
10.12	Incentive Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.13	Nonqualified Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.14	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.15	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.16	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.17	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.18	Incentive Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#
10.19	Nonqualified Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#

10.20	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.21	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.22	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.23	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004 and May 20, 2005.†‡
10.24	Nonqualified Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.25	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.26	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.27	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004 and May 20, 2005.†‡
10.28	Incentive Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka, as amended as of May 20, 2005.†‡
10.29	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka, as amended as of May 20, 2005.†‡
10.30	Phantom Stock Unit Agreement under the 1999 Plan, made as of July 19, 2004, by and between NeuStar, Inc. and Michael R. Lach.†#
10.31	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Geller.†#
10.32	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Kressel.†#
10.33	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Joe Landy.†#
10.34	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Ken Pickar.†#
10.35	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Jim Cullen.†#
10.36	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Frank Schiff.†#
10.37	Loudoun Tech Center Office Lease by and between Merritt-LT1, LLC, Landlord, and NeuStar, Inc., Tenant.+
10.38	Credit Agreement, dated as of August 14, 2002, among NeuStar, Inc., Bank of America, N.A., and other lenders.+
10.39	Credit Agreement, dated as of October 1, 2003, between NeuStar Funding LLC and Bank of America, N.A.+
10.40	NeuStar, Inc. Annual Performance Incentive Plan.†‡
10.41	NeuStar, Inc. 2005 Key Employee Severance Pay Plan.†‡
10.42	Executive Relocation Policy.†‡
10.43	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Jeffrey Ganek.†‡
10.44	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Mark Foster.†‡
10.45	Form of Restricted Stock Agreement under the 2005 Plan.†‡
10.46	Form of Nonqualified Stock Option Agreement under the 2005 Plan.†‡
10.47	Form of Incentive Stock Option Agreement under the 2005 Plan.†‡
10.48	Summary of relocation arrangement with Jeffrey A. Babka.†‡
10.49	Form of Indemnification Agreement.¢
21.1	Subsidiaries of NeuStar, Inc.*
23.1	Consent of Ernst & Young LLP.$
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).*

24.1	Power of Attorney.^

†
Compensation arrangement.
*
To be filed by amendment.
**
Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.
^
Previously filed as an exhibit to this registration statement filed March 29, 2005.
#
Previously filed as an exhibit to this registration statement filed April 8, 2005.
+
Previously filed as an exhibit to this registration statement filed May 11, 2005.
‡
Previously filed as an exhibit to this registration statement filed May 27, 2005.
@
Previously filed as an exhibit to this registration statement filed June 9, 2005.
¢
Previously filed as an exhibit to this registration statement filed June 10, 2005.
$
Filed herewith.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Report of Independent Registered Public Accounting Firm
NEUSTAR, INC. SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
EXHIBIT INDEX